Exhibit 99.1

EASTERN VIRGINIA BANKSHARES, INC.

AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

The Eastern Virginia Bankshares, Inc. Employee Stock Purchase Plan (the “Plan”) is hereby amended and restated effective July 13, 2016 pursuant to the direction of the Board of Directors of Eastern Virginia Bankshares, Inc. a Virginia corporation (the “Corporation”). All capitalized terms not otherwise defined have the meaning set forth in Section 23 of this Plan.

1.	Purpose. The purpose of the Plan is to encourage stock ownership by Employees of the Corporation and its Subsidiaries on terms and conditions that enhance the ability of the Employees to acquire a financial interest in the Corporation. The Corporation believes that Employee participation in ownership will promote productivity, unity of purpose and encourage continued growth of the Corporation for the mutual benefit of the Corporation’s Employees and shareholders. The Plan is intended to permit Employees who are not Corporation shareholders to purchase an initial share of the Corporation’s Common Stock and therefore become eligible to participate in the Corporation’s Dividend Reinvestment and Stock Purchase Plan (“DRSPP”), as described in the DRSPP prospectus dated July 13, 2016, a copy of which is attached hereto as Exhibit A.

2.	Eligibility. Any full-time Employee of the Corporation and its Subsidiaries who is at least eighteen years of age is eligible to participate in the Plan; however, no Employee who owns or, by an acquisition under the Plan, would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation or of any parent or subsidiary corporation of the Corporation may purchase Common Stock under the Plan. For purposes hereof, the rules of Section 424(d) of the Internal Revenue Code of 1986, as amended, shall apply in determining the stock ownership of an individual.

3.	Number of Shares of Common Stock Subject to Plan. The original number of shares of Common Stock reserved for issuance under the Plan was 1,000. The total number of shares of Common Stock that may be purchased under the Plan from and after July 13, 2016, shall not exceed, in the aggregate, 875 shares of Common Stock (subject to adjustment as set forth below). If the number of shares of Common Stock outstanding is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation by reason of (a) any reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, combination of shares, or dividend payable in shares of Common Stock, or (b) any other similar corporate transaction or event that affects the Common Stock such that an adjustment is determined, by the Compensation Committee of the Board of Directors in its sole discretion, to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the number of shares of Common Stock that may be purchased under this Plan shall be increased or decreased proportionately, and/or the different kind of shares or other securities of the Corporation or of another corporation shall be substituted, as the case may be.

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4.	Participation; Payroll Deduction. Any eligible Employee may enroll in the Plan by completing, signing and delivering to the Corporation an enrollment form. Enrollment will be effective as of the next practicable payroll period following receipt of a completed form. The enrollment form will authorize and instruct the Corporation to deduct from the Employee’s compensation a specified dollar amount to purchase one share of the Corporation’s Common Stock (the “Initial Share”). Enrollment in the Plan will also automatically enroll the Employee in the DRSPP, effective as of the date of issuance of the Initial Share to the Employee.

Employees must comply at all times with the Corporation’s insider trading policy with regard to enrollment in the Plan and authorization for Payroll Deductions.

The Corporation will accumulate and hold for the Employee’s Account the amount deducted from the Employee’s compensation until the next purchase date in accordance with Section 5 below. Any amounts deducted from an Employee’s compensation that are not used to purchase the Initial Share will be immediately designated as funds available in the Employee’s Account for purchases under the DRSPP and will be applied in accordance with the terms of the DRSPP.

Once the Initial Share has been purchased for an Employee in accordance with Section 5 below and registered in book-entry form for the benefit of the Employee in connection with Section 6 below, the authorization for any Payroll Deductions under this Plan for the Employee will terminate.

5.	Purchase of Common Stock. All shares of Common Stock purchased under the Plan shall be purchased from the Corporation at a price equal to the Market Value of the Common Stock, or in the open market, or in privately negotiated transactions. On each pay date, the Corporation, or its Subsidiaries, as the case may be, shall remit the total amount of all accumulated Payroll Deductions to the Custodian for the purchase of Common Stock on behalf of participating Employees on the next quarterly purchase date. In the event shares of Common Stock are purchased from the Corporation, the purchase price will be equal to the Market Value of the Common Stock on the last business day of the quarter on which securities are traded, and the shares will be issued prior to the close of trading on the next business day. In the event shares of Common Stock are purchased in the open market or in privately negotiated transactions, the purchases will begin on the last business day of the quarter on which securities are traded and will continue on any succeeding business days necessary to complete the order, and the purchase price will be the weighted average of the prices actually paid for the shares for the relevant purchase date, excluding all fees, brokerage commissions, and expenses. The Common Stock purchased shall be allocated to the Employees’ Accounts so that each Employee participating that quarter is allocated one Initial Share. Additional amounts in an Employee’s Account in excess of the purchase price of the Initial Share on the purchase date will be immediately designated as funds available in the Employee’s Account for purchases under the DRSPP and will be applied in accordance with the terms of the DRSPP.

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Failure to timely purchase Common Stock will not subject the Corporation or the Custodian to reimbursement for any damages an Employee might suffer as a result of any delay in purchasing Common Stock.

6.	Custody; Delivery of Common Stock. Each respective Initial Share purchased under the Plan shall be held by the Custodian in book-entry form for the benefit of each participating Employee. To the extent an Employee is also a participant in the DRSPP, and the Custodian is also the administrator of the DRSPP, the Custodian, for record-keeping and administrative purposes, may combine the Initial Share held by it for the Employee’s benefit under the Plan with all shares of Common Stock held by it for the Employee’s benefit under the DRSPP into a single account for the Employee’s benefit and shall provide quarterly statements to each Employee evidencing all activity on the Employee’s behalf under the Plan and the DRSPP. Each Employee will receive an annual statement regarding his Account regardless of activity level, but an Employee will not receive a statement for any quarter in which there has been no activity on the Employee’s behalf under the Plan and the DRSPP.

The Custodian will hold shares of the Common Stock purchased in its nominee name until any such shares are distributed to an Employee. Upon written request of an Employee to the Custodian at any time, all or part of the whole shares of Common Stock credited to the Employee’s Account will be registered in the Employee’s name promptly and delivered to the Employee. Fractional shares resulting from any stock dividends, stock splits, recapitalizations or similar changes will be credited to each Employee’s Account to the fourth decimal place. Fractional shares shall not be issued. Instead, fractional shares, if any, which have been credited to an Employee’s Account will be sold by the Custodian at the price(s) at which the Custodian is able to sell Common Stock on the sale date and promptly paid to the Employee in cash.

7.	Participant Rights in Common Stock. Each participating Employee will have all the rights of a shareholder of the Corporation with respect to the shares of Common Stock allocated to the Employee’s Account. Such rights include, without limitation, the right to vote such shares and the right to receive all distributions of cash or other property with respect to such shares. In addition, appropriate adjustments will be made in the number of shares credited to Employees’ Accounts to give effect to any stock dividends, stock splits, recapitalizations and similar changes.

8.	Voting. All shares, including fractional shares, of Common Stock in each Employee’s Account will be voted in accordance with proxy instructions duly delivered to the Custodian by the respective Employee. Each Employee may instruct the Custodian how to vote the shares credited to the Employee’s Account and the Custodian will vote such shares accordingly. In the event no voting instructions are provided, the Custodian shall vote the shares in the same proportion as the shares held under the Plan for which the Custodian receives voting instructions.

9.	Dividend Reinvestment. Any cash dividends with respect to the Initial Share purchased under the Plan by each participating Employee, if and when declared and received by the Custodian with respect to shares held by the Plan, will be credited to the participating Employee’s Account. Any cash dividends received by the Custodian with respect to Common Stock held under the Plan will be immediately designated as funds available in the respective Employee’s Account for dividend reinvestments under the DRSPP and will be applied in accordance with the terms of the DRSPP. The Custodian will provide each participating Employee annually an IRS Form 1099 for reporting dividend income for tax purposes.

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10.	No Interest. No Employee shall be entitled, at any time, to any payment or credit for interest with respect to or on the Payroll Deductions contemplated herein, or on any other assets held hereunder for the Employee’s Account.

11.	Withdrawals. A participating Employee may withdraw all or part of an Account balance at any time. Withdrawals are requested directly by Employees to the Custodian who will deliver share certificates for whole shares as instructed. Any fractional shares will be sold by the Custodian at the price(s) at which the Custodian is able to sell Common Stock on the sale date and promptly paid to the Employee in cash.

In the event an Employee wishes to sell shares of Common Stock, the Employee may withdraw whole shares as described above and arrange for the sale of the shares through a broker of his choice, or the Employee may request that the Custodian sell shares of Common Stock. The Employee will be responsible for any expenses incurred with respect to the sale of Common Stock.

The Corporation does not offer to purchase shares from any Employee. All sales of Common Stock will be subject to compliance with applicable federal or state securities, tax and other laws.

12.	Termination of Participation. An Employee’s participation in the Plan shall terminate on the first pay date that occurs at least 15 days after the first to occur of the following: (a) the Employee’s death; (b) the Employee’s separation of employment with the Corporation for any other reason; (c) discontinuance of the Plan by the Corporation; or (d) the Employee’s written request to terminate participation in the Plan is received by the Corporation and the Employee’s written request for full distribution is received by the Custodian. Upon termination of participation for any of these reasons, the total number of whole shares of Common Stock credited to the Employee’s Account will be transferred promptly as per the written instructions to the Custodian by the Employee, or in the event of death, by the Employee’s legal representative. Termination of participation in the Plan will not terminate an Employee’s participation in the DRSPP.

An Employee, or in the event of death, the Employee’s legal representative, may instruct the Custodian to transfer shares in one of the following ways: (i) receive shares in direct registration certificate form through the Direct Registration System; (ii) transfer shares to the DRSPP, if in effect with the Custodian; or (iii) transfer shares to an existing brokerage account. If such request to terminate falls between the record date and payable date of a dividend or stock split, the transfer of whole shares and the sale of fractional shares will be processed after the payable date of the dividend. If within 90 days of termination of employment a former Employee has not provided termination instructions to the Custodian, the Corporation will have the authority at its option to transfer the former Employee’s whole shares from the Plan to the Corporation’s DRSPP under identical ownership of the former Employee. Upon all terminations, fractional shares which have been credited to the Employee’s Account will be sold by the Custodian at the price(s) at which the Custodian is able to sell Common Stock on the sale date and promptly paid in cash to the Employee, or in the event of death to the Employee’s legal representative.

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In the event an Employee terminates participation in the Plan and remains employed with the Corporation or its Subsidiaries, the Employee may not recommence participation in the Plan for 90 days from the date of termination of participation.

13.	Designation of Custodian. The Corporation has designated American Stock Transfer & Trust Company, LLC as the Custodian subject to the Corporation’s right to terminate the designation at any time and appoint a successor Custodian.

14.	Plan Expenses. The charges of the Custodian and all costs of maintaining records, administering the Plan and executing transactions or transfers by the Custodian (other than expenses incurred in connection with the sale of shares by the Custodian as requested by an Employee) will be borne by the Corporation. The Corporation will not contribute any funds to purchase Common Stock or match any Employee’s contributions to the Plan.

15.	Administration of Plan. The Board of Directors of the Corporation hereby appoints the Compensation Committee of the Board of Directors (“Committee”) to serve as Administrator of the Plan. The duties of the Administrator are to announce the existence of the Plan; to provide Employees with copies of the Plan and Payroll Deduction authorization instructions; to supervise Payroll Deductions; to forward Payroll Deductions to the Custodian; to provide the Custodian with names and addresses of Employees and potential participants to facilitate communications regarding the Plan; and, if requested by the Custodian, to address and distribute communications to Employees and potential participants from the Custodian. In addition, the Board of Directors of the Corporation hereby vests the Committee with full authority to make and interpret all rules and regulations as it deems necessary for it to administer the Plan. Any determination, decision or act of the Committee, with respect to any action in connection with the construction, interpretation or application of the Plan, shall be final and binding upon all Employees participating in the Plan and all persons claiming under or through them.

16.	Limitation of Activities and Responsibilities. Neither the Administrator, nor any other employee or representative of the Corporation or a Subsidiary, shall solicit Employees to participate in the Plan, render investment advice of any kind or perform any function or activity relative to the Plan, except the specified duties of the Administrator set forth in Section 15 above. Neither the Corporation, the Custodian, nor any broker/dealer through whom market transactions are executed shall have any responsibility or liability, other than liabilities arising from regulatory acts, for any act performed in good faith or for any good faith omission to act or failure to act, including, without limitation, any claim of liability (a) arising out of failure to terminate an Employee’s Account, sell Common Stock held in the Plan, or deposit certificates or direct registration shares and (b) with respect to the prices at which Common Stock is purchased or sold for the Employee’s Account and the time such transactions are made.

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17.	Term of Plan; Amendments. The Plan as amended and restated herein is effective on the date first stated above and has no fixed expiration date; however, the Plan may be amended, modified, suspended or terminated by the Board of Directors of the Corporation at any time. The Plan is intended to be a permanent program, but the Board of Directors of the Corporation shall have the right at any time to declare the Plan terminated completely as to it or as to any Subsidiary. Upon any termination of the Plan, all Payroll Deductions not used to purchase Common Stock will be refunded to the respective Employees.

18.	Nonguaranty of Employment. The Plan is strictly a voluntary undertaking on the part of the Corporation and shall not constitute a contract between the Corporation or any Subsidiary and any Employee, or consideration for an inducement or a condition of the employment of an Employee. Nothing contained in the Plan shall give any Employee the right to be retained in the service of the Corporation or any Subsidiary or to interfere with or restrict the right of the Corporation or any Subsidiary, which right is hereby expressly reserved, to discharge or retire any Employee at any time, with or without cause and with or without notice. Participation in the Plan will not give any Employee any right or claim to any benefits hereunder except to the extent such right has specifically become fixed under the terms of the Plan.

19.	Regulatory Approvals. Implementation and continuation of the Plan and the transactions contemplated hereby shall be subject to the Corporation obtaining any registration or qualification under any federal or state law or obtaining the consent or approval of any governmental regulatory body which the Corporation shall determine, in its sole discretion, is necessary or desirable as a condition to, or in connection with, the operation of the Plan.

20.	No Transfer or Assignment. An Employee’s right to purchase Common Stock under the Plan is the Employee’s alone and may not be exercised by, or transferred or assigned to, any other person.

21.	Construction. The validity, construction and effect of the Plan and any actions taken or related to the Plan shall be determined in accordance with the laws of the Commonwealth of Virginia and applicable federal law.

22.	Section Headings. Section headings are provided herein for convenience only and are not to serve as the basis for interpretations or construction of the Plan.

23.	Definitions:
(a)	Account – means that separate account maintained for each participating Employee under the Plan, which shall be credited with the Employee’s Payroll Deduction, deducted for the purchases of Common Stock for that Employee under the Plan, and allocated the Employee’s Initial Share, as the same may be adjusted as a result of any stock dividends, stock splits, recapitalizations or similar changes in the Common Stock. Each Account shall be the property of the Employee for whom it is maintained and shall be nonforfeitable at all times.

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(b)	Common Stock – means the common stock, $2.00 par value per share, of the Corporation.

(c)	Custodian – means that person or entity appointed by the Corporation in its sole discretion from time to time to take responsibility for recordkeeping and safekeeping of the funds paid in to the Plan and of the Common Stock purchased under the Plan.

(d)	Direct Registration System – means the system provided by Depository Trust Company that provides registered owners with the option of holding their assets on the books and records of the transfer agent in book-entry form. Through the Direct Registration System, assets can be electronically transferred to and from the transfer agent and broker/dealer electronic system for registering stock with a corporation’s transfer agent. These shares are called book-entry shares, and can be transferred to and from a brokerage account.

(e)	Employee – means an individual who renders services to the Corporation or any Subsidiary as a full-time employee or officer. A part-time employee working fewer than 25 hours a week, a temporary employee, or a person rendering services to the Corporation or any Subsidiary as an independent contractor is not an Employee for the purposes of this Plan.

(f)	Market Value – during such time as the Common Stock is primarily traded on the Nasdaq Stock Market, means “Market Value” as defined in the Nasdaq Stock Market’s Listing Rules on the purchase date (as of the effective date of the Plan’s amendment and restatement, such term means the most recent consolidated closing bid price of a share of Common Stock) or, if the Common Stock is not primarily traded on the Nasdaq Stock Market, means the price(s) at which the Custodian is able to purchase Common Stock on the market system or exchange on which the Common Stock is then primarily traded, on the purchase date.

(g)	Payroll Deduction – means the amount of compensation authorized by a participating Employee to be deducted from the Employee’s compensation under the Plan.

(h)	Subsidiary – means any corporation, partnership, trade or business which is wholly owned, directly or indirectly, by the Corporation.

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Exhibit A

PROSPECTUS

EASTERN VIRGINIA BANKSHARES, INC.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

353,473 shares of common stock
par value $2.00 per share

The Eastern Virginia Bankshares, Inc. Dividend Reinvestment and Stock Purchase Plan provides holders of the common stock of Eastern Virginia Bankshares, Inc. (the “Corporation”) with a convenient way to purchase additional shares of the Corporation’s common stock, by permitting participants in the plan to automatically reinvest cash dividends on some or all of their shares enrolled in the plan (provided that each participant must reinvest at least 10% of the dividends paid to his account) and to make quarterly voluntary cash payments under the terms of the plan. Participation in the plan is entirely voluntary so that shareholders may join the plan and terminate their participation in the plan at any time.

The Corporation intends to direct the plan administrator to purchase shares of the Corporation’s common stock in the open market, in privately negotiated transactions, or directly from the Corporation by purchasing authorized but unissued shares at a price based on the market value of a share of common stock as defined by the Nasdaq Stock Market. The Corporation will not receive proceeds from sales made in the open market or in privately negotiated transactions. It will receive all of the proceeds in sales made directly by the Corporation. The Corporation is authorized to issue up to 353,473 shares of its common stock under the plan, and as of July 13, 2016, 132,141.64 shares remained available for issuance under the plan. As of July 12, 2016, the closing market price of our common stock was $7.49. The Corporation’s common stock is listed on the Nasdaq Stock Market under the symbol “EVBS”. Cash dividends, if and when declared and paid, will be reinvested under the terms of the plan. Shareholders may participate in the plan with respect to all or a portion of their shares of common stock, provided that each participant must reinvest at least 10% of the dividends paid to his account.

We provide a summary of the plan in this prospectus in an easy to understand question and answer format. We encourage you to read it carefully. If you have any additional questions, please call American Stock Transfer & Trust Company, LLC, the plan administrator, at (800) 278-4353. We recommend that you retain this prospectus for future reference.

An investment in common stock held in the plan account has the same market risks as an investment in common stock held in certificate form. Participants bear the risk of loss (and receive the benefit of gain) occurring by reason of fluctuations in the market price of the common stock held in the plan account.

These shares are not deposits, are not insured by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, or any other governmental agency, and are subject to investment risk, including the possible loss of principal.

Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Virginia Bureau of Financial Institutions, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

See “Risk Factors” beginning on page 2 for a discussion of various factors which shareholders should consider about an investment in our common stock.

The date of this prospectus is July 13, 2016.

How to Obtain Additional Information

This prospectus incorporates by reference important business and financial information about the Corporation that is not included in or delivered with this document. You can obtain free copies of this information by writing or calling:

Eastern Virginia Bankshares, Inc.

Attention: Cheryl Wood, Corporate Secretary/Director of Investor Relations

330 Hospital Road

P.O. Box 1455

Tappahannock, Virginia 22560-1455
(804) 443-8422

Summary

The Corporation is a bank holding company incorporated under the laws of the Commonwealth of Virginia. Our principal executive offices are located at 330 Hospital Road, Tappahannock, Virginia 22560-1455, and our telephone number is (804) 443-8400.

The Corporation has adopted the Dividend Reinvestment and Stock Purchase Plan to offer its shareholders an opportunity to purchase additional shares of the Corporation’s common stock automatically through the reinvestment of cash dividends. From time to time, we may amend the plan, including increasing the number of shares available under the plan to meet the demands of our shareholders. This prospectus describes our Dividend Reinvestment and Stock Purchase Plan in effect as of the date of this prospectus. If you do not choose to enroll in the plan, you will continue to receive cash dividend payments from the Corporation, if and when cash dividends are declared and paid.

If you are a registered owner of the Corporation’s common stock, you are eligible to enroll in the plan. Once you are enrolled, you may make purchases under the plan with your cash dividends on some or all of your shares of the Corporation’s common stock (provided you must reinvest at least 10% of the dividends paid to your account) and through the plan’s voluntary cash payment feature, which includes payroll deductions for eligible employees of the Corporation. You may enroll in the plan by completing an enrollment form and returning it to:

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For transaction processing mail to:

American Stock Transfer & Trust Company, LLC
P.O. Box 922
Wall Street Station
New York, New York 10269-0560

For inquiries regarding your account mail to:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11216

Toll free number:

(800) 278-4353

Internet:

www.amstock.com

The Customer Service Department hours are from 8am to 8pm (eastern standard time) Monday through Friday.

If you enroll in the plan, the administrator will use the cash dividends on the shares you designate, as well as any voluntary cash payments you make, to purchase additional shares of the Corporation’s common stock. If we do not pay a cash dividend, there will be no investment under the plan, unless you purchase shares through the plan’s voluntary cash payment feature. Voluntary cash payment purchases may be made quarterly.

If the plan purchases shares from the Corporation, the purchase price on the investment date will be based on the market value of a share of common stock as defined by the Nasdaq Stock Market. If the plan purchases shares in the open market, the purchase price for each share will be the weighted average of prices actually paid for the shares for the relevant purchase date, excluding all fees, brokerage commissions, and expenses. If the plan purchases shares in privately negotiated transactions, the purchase price for each share will be the weighted average of prices actually paid for the shares for the relevant purchase date, excluding all fees, brokerage commissions, and expenses.

Risk Factors

The purpose of the plan is to provide a convenient and useful service for the Corporation’s shareholders. Nothing in this prospectus represents a recommendation by the Corporation or anyone else that a person buy or sell the Corporation’s common stock. We urge you to read this prospectus thoroughly before you make your investment decision regarding participation in the plan.

Before you invest in the Corporation’s common stock, you should be aware that an investment in our common stock involves a variety of risks, including the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, any updates that may be described in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we may file in the future, all of which are incorporated by reference into this prospectus, and the risks described below:

Issuance of additional shares of common stock could dilute or depress the value of your shares of the Corporation’s common stock.

Sales of additional shares of stock, or the perception that shares may be sold, could negatively affect the market price of the Corporation’s common stock. The issuance of additional shares also could dilute the percentage ownership interest and corresponding voting power of the prior shareholders.

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Participants are subject to the risk of market fluctuations because they will not have the ability to direct the price or timing of purchases under the Plan.

You do not have control or authority to direct the price or time at which common stock is purchased or sold for plan accounts. Therefore, you bear the market risk associated with fluctuations in the price of common stock.

You should carefully read and consider these risks factors, together with all the other information contained in this prospectus, before you decide whether to purchase the Corporation’s common stock.

Description of the Dividend Reinvestment and Stock Purchase Plan

The Eastern Virginia Bankshares, Inc. Dividend Reinvestment and Stock Purchase Plan is as described below in a question and answer format. Shareholders who do not choose to participate in the plan will continue to receive all dividend payments, if and when they are declared and paid, outside of the plan.

Purpose

1.	What is the purpose of the plan?

The plan provides registered shareholders with a convenient and economical method of investing cash dividends and voluntary cash payments to purchase additional shares of the Corporation’s common stock. Participants pay no brokerage commissions or service fees when they acquire additional shares of common stock through the plan.

Advantages

2.	What are the advantages of the plan?

Shareholders may:

•	Reinvest cash dividends and make voluntary cash payments to purchase additional shares of common stock, without paying service fees or brokerage commissions;

•	Invest all or a percentage (at least 10%) of cash dividends in shares of common stock including fractional shares, which also earn dividends under the plan;

•	Avoid safekeeping and record keeping costs through the free custodial and reporting services under the plan; and,

•	Regularly receive a detailed statement of current account transactions.

Administration

3.	Who administers the plan for participants?

American Stock Transfer & Trust Company, LLC is the administrator of the plan and will act as agent for the participants. As agent for the participants, the administrator will:

•	Hold shares in the name of its nominee as agent for plan participants;

•	Keep and maintain records;

•	Provide detailed statements of current account transactions to participants; and,

•	Perform other duties related to the plan.

Any notices, questions, or other communications relating to the plan should include the participant’s account number and should be addressed to:

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For transaction processing mail to:

American Stock Transfer & Trust Company, LLC
P.O. Box 922
Wall Street Station
New York, New York 10269-0560

For inquiries regarding your account mail to:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11216

Toll free number:

(800) 278-4353

Internet:

www.amstock.com

The Customer Service Department hours are from 8am to 8pm (eastern standard time) Monday through Friday.

In the event that the administrator resigns or ceases to act as agent for the participants, the Corporation will make other arrangements, as it deems appropriate, for the administration of the plan. Furthermore, we may replace the administrator as agent at any time.

Participation

4.	Who is eligible to participate?

All registered common stock shareholders are eligible to participate in the plan, provided that each participant must reinvest at least 10% of the dividends paid to his account. Shareholders will not be eligible to participate in the plan if they reside in a jurisdiction in which it is unlawful or compliance costs under state or local securities or “blue sky” laws are too high for the Corporation to permit their participation.

A broker or nominee that is a record owner of common stock may participate in the plan on behalf of one or more beneficial owners of shares in accordance with the rules and regulations established by the Corporation. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. If you own shares that are held beneficially for your account, contact your broker for instructions on how you may enroll these shares in the plan. Alternatively, you may request that your broker arrange to have some or all of your shares of common stock registered in your name so you can enroll the shares in the plan.

5.	How does an eligible shareholder become a participant?

All eligible shareholders may join the plan at any time by completing and signing the accompanying enrollment form and returning it to the administrator. A shareholder who wishes to engage in partial reinvestment must check the “Partial Dividend Reinvestment” box on the enrollment form and indicate the percentage (at least 10%) of dividends on shares registered in the shareholder’s name which the shareholder wishes to reinvest; otherwise, all dividends registered in the shareholder’s name will be reinvested. Additional enrollment forms may be obtained from the Corporation or American Stock Transfer & Trust Company, LLC.

6.	What does the enrollment form provide?

The enrollment form authorizes the administrator as the shareholder’s agent to reinvest all or a percentage (at least 10%) of cash dividends on shares registered under the plan and to purchase additional shares with voluntary cash payments.

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7.	When may a shareholder join the plan?

A shareholder may join the plan at any time. If the administrator receives a properly completed enrollment form at least one (1) business day before a dividend record date, the administrator will reinvest the cash dividends payable for the applicable shares owned on that date. If the Corporation does not declare cash dividends for a calendar quarter, and if the administrator receives a properly completed enrollment form at least one (1) business day before the investment date for that calendar quarter, the administrator will purchase additional shares with voluntary cash payments, provided that payments made by check or other draft must clear prior to the investment date.

8.	Is partial participation possible under the plan?

Yes. Shareholders may register all or any portion of their shares in the plan, provided that each participant must reinvest at least 10% of the dividends paid to his account.

9.	Is the right to participate in the plan transferable?

No. The right to participate in the plan is not transferable. A shareholder participating in the plan continues as a participant until the plan is terminated or the shareholder gives notice of withdrawal or termination to the administrator.

Purchases

10.	What is the source for shares of common stock purchased under the plan?

The administrator purchases shares, at the Corporation’s discretion, directly from the Corporation, in the open market, in privately negotiated transactions, or using a combination of these methods. It is anticipated that most shares of common stock purchased under the plan will be purchased from the Corporation.

11.	How many shares of common stock will the administrator purchase for a participant under the plan?

The number of shares purchased depends on:

•	The amount of any cash dividends to be reinvested;

•	The amount of any voluntary cash payment; and,

•	The applicable purchase price of the common stock (see Question No. 13 below for more information on the applicable purchase price).

The administrator will credit each participant’s account with that number of shares, including any fractional shares computed to three (3) decimal places, equal to the total amount to be invested divided by the applicable purchase price. All cash dividends on shares held in a participant’s account, whether purchased through dividend reinvestment or voluntary cash payment, are automatically reinvested in additional shares of common stock unless the participant has checked the “Partial Dividend Reinvestment” box on the enrollment form and indicated the percentage (at least 10%) of dividends on shares registered in the shareholder’s name which the shareholder wishes to reinvest.

12.	When will shares of common stock be purchased for a participant under the plan?

In the event shares of common stock are purchased from the Corporation, the purchase date will be the applicable dividend payment date, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded. In the event shares of common stock are purchased in the open market or in privately negotiated transactions, the purchases will begin on the applicable dividend payment date, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded, and will continue on any succeeding business days necessary to complete the order.

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If the Corporation does not declare cash dividends for a calendar quarter, voluntary cash payments received by the administrator during such calendar quarter will be used by the administrator to purchase common stock. In the event shares of common stock are purchased from the Corporation during a quarter for which the Corporation does not declare cash dividends, the purchase date will be the fifteenth (15th) day of the second (2nd) month of the calendar quarter, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded. In the event shares of common stock are purchased in the open market or in privately negotiated transactions during a quarter for which the Corporation does not declare cash dividends, the purchases will begin on the fifteenth (15th) day of the second (2nd) month of the calendar quarter, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded, and will continue on any succeeding business days necessary to complete the order.

You will not receive any interest on cash dividends or voluntary cash payments pending the purchase of common stock by the administrator.

13.	At what price will shares of common stock be purchased under the plan?

When the administrator purchases shares of common stock from the Corporation, the purchase price will be the market value of the common stock on the purchase date as defined by the Nasdaq Stock Market. As of the date of this prospectus, the “market value” on the relevant purchase date means the most recent consolidated closing bid price on the Nasdaq Stock Market. If there is no trading on the Nasdaq Stock Market for a substantial amount of time as of any investment date, the administrator will determine the market price on the basis of such market quotations as it deems appropriate.

When the administrator purchases shares of common stock in the open market, the purchase price will be the weighted average of the prices actually paid for the shares for the relevant purchase date, excluding all fees, brokerage commissions, and expenses. When the administrator purchases shares of common stock in privately negotiated transactions, the purchase price will be the weighted average of the prices actually paid for the shares for the relevant purchase date, excluding all fees, brokerage commissions, and expenses. Purchases of common stock in the open market or in privately negotiated transactions may occur over one (1) or more trading days.

Voluntary Cash Payments

14.	Who is eligible to make voluntary cash investments?

All shareholders who have enrolled under the plan may also elect to make voluntary cash payments.

15.	What are the timing requirements and other limitations on voluntary cash payments?

Once enrolled in the plan, you may make voluntary cash payments to the administrator. These voluntary cash payments must be received at least five (5) business days prior to the investment date. The administrator will use voluntary cash payments which it holds in collected funds to purchase additional shares of common stock on a quarterly basis.

In the event shares of common stock are purchased from the Corporation, the purchase date will be the applicable dividend payment date, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded. In the event shares of common stock are purchased in the open market or in privately negotiated transactions, the purchases will begin on the applicable dividend payment date, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded, and will continue on any succeeding business days necessary to complete the order.

If the Corporation does not declare cash dividends for a calendar quarter, voluntary cash payments received by the administrator during such calendar quarter will be used by the administrator to purchase common stock. In the event shares of common stock are purchased from the Corporation during a quarter for which the Corporation does not declare cash dividends, the purchase date will be the fifteenth (15th) day of the second (2nd) month of the calendar quarter, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded. In the event shares of common stock are purchased in the open market or in privately negotiated transactions during a quarter for which the Corporation does not declare cash dividends, the purchases will begin on the fifteenth (15th) day of the second (2nd) month of the calendar quarter, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded, and will continue on any succeeding business days necessary to complete the order.

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If a participant initially elects to participate only in the reinvestment of dividends under the plan, the participant may later decide to participate also in the voluntary cash payment feature to purchase additional shares.

Voluntary cash payments may not be less than $50 per calendar quarter or total more than $20,000 in any calendar quarter. Each voluntary cash payment must be a minimum of $50. You will not earn interest on your voluntary cash payments which are being held in collected funds to purchase additional shares of common stock. We reserve the right, in our sole discretion, to determine whether voluntary cash payments are made on behalf of an eligible participant.

16.	How does the voluntary cash payment option work?

To make a voluntary cash payment, a participant encloses a check drawn on a U.S. bank to the plan administrator along with an executed enrollment form (for new participants) or completed payment form (for existing participants) which will accompany each statement of account. Participants make checks drawn on a U.S. bank in U.S. currency payable to “American Stock Transfer & Trust Company, LLC, Plan Administrator”. The check should include the participant’s plan account number. Third party checks, checks not drawn on a U.S. bank, or checks sent without an executed enrollment form, payment form, or written instructions will be returned. Do not send cash.

You also can authorize quarterly automatic deductions from your bank account, but each quarterly automatic deduction must be a minimum of $50 to meet the minimum voluntary cash payment requirement. You can arrange for automatic quarterly deductions by mailing a properly completed enrollment form, which you may request from the administrator or download at www.amstock.com. This feature allows you to make voluntary cash payments without writing a check. If you elect to make ongoing voluntary cash payments by quarterly automatic deduction, you may terminate this election by writing to the administrator or making the appropriate changes online at www.amstock.com. Automatic deductions will be made on the first (1st) day of the second (2nd) month of the calendar quarter, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded.

If you are an eligible employee of the Corporation or its subsidiaries, you can authorize payroll deductions by completing, signing and delivering to the Corporation a payroll deduction authorization form. Enrollment will be effective as of the next practicable payroll period following receipt of a completed form. The enrollment form will authorize and instruct the Corporation to deduct from your compensation each pay period a specified and uniform dollar amount, not less than $10 or more than $1,000 per pay period, provided the remaining compensation is sufficient to pay all payroll taxes, withholdings and any other payroll deductions in each pay period. The minimum and maximum contribution amounts for voluntary cash payments described in Question No. 15 above are not applicable to contributions made by employee participants through payroll deductions; however, employee participants who elect to make voluntary cash payments, but do not elect payroll deductions, are subject to the minimum and maximum contribution amounts for voluntary cash payments described in Question No. 15 above. The dollar amount of payroll deductions may be changed at any time and may be terminated at any time by the employee participant by notifying the Corporation in writing fifteen (15) days before the start of the relevant pay period, provided that an employee subject to the Corporation’s blackout periods may not begin, change, or terminate payroll deductions during a blackout period. After each pay period, the Corporation will remit to the administrator the total of all accumulated payroll deductions related to the preceding pay period. The administrator will apply such aggregate amount to the purchase of shares of common stock on the next upcoming investment date. Shares of common stock purchased will be allocated to the respective accounts of the employee participants in proportion to the contributions made by each employee participant. Questions about employee payroll deductions should be directed to the Corporation’s human resources department.

If any check is returned to the administrator for insufficient funds or for any other reason or if the automatic debit is rejected, the administrator will consider the voluntary cash payment null and void and will immediately remove from the participant’s account any shares that were purchased based on that check or debit. The administrator also will be entitled to sell these shares to satisfy any uncollected amounts, including any service fee for the returned or rejected item. If the net proceeds of the sale of these shares are insufficient to satisfy these uncollected monies, the administrator can sell additional shares from the participant’s account to satisfy the uncollected balance.

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The administrator will apply any voluntary cash payments received to the purchase of shares of common stock on the next upcoming investment date which generally coincides with the quarterly dividend payment date. If the Corporation does not declare cash dividends for a calendar quarter, voluntary cash payments received by the administrator during such calendar quarter will be used by the administrator to purchase common stock. In the event shares of common stock are purchased from the Corporation during a quarter for which the Corporation does not declare cash dividends, the purchase date will be the fifteenth (15th) day of the second (2nd) month of the calendar quarter, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded. In the event shares of common stock are purchased in the open market or in privately negotiated transactions during a quarter for which the Corporation does not declare cash dividends, the purchases will begin on the fifteenth (15th) day of the second (2nd) month of the calendar quarter, or if such day is not a business day on which securities are traded, then the next following business day on which securities are traded, and will continue on any succeeding business days necessary to complete the order. The price is determined in accordance with the provisions of the plan (see Question No. 13 above for more information on the applicable purchase price). Voluntary cash payments made by check or other draft must clear prior to the investment date. The plan administrator will promptly send an acknowledgment to participants confirming that the administrator has received the funds in time for investment on a particular investment date. A participant may obtain the return of any voluntary cash payment if the plan administrator receives the request for return two (2) business days prior to the investment date. You will not earn interest on voluntary cash payments pending the purchase of common stock.

Employees of the Corporation or its subsidiaries must comply at all times with the Corporation’s insider trading policy with regard to voluntary cash payments.

Reports to Participants

17.	What kind of reports will be sent to participants in the plan?

Each participant in the plan will receive a year to date dividend reinvestment statement of account subsequent to each dividend payment date describing cash dividends and any voluntary cash payments received, the number of shares purchased, the price per share, and the total shares accumulated under the plan. The statements will provide a record of the dates and costs of purchases on a quarterly basis. Each participant will receive an annual statement of account regardless of activity level, but a participant will not receive a statement for any quarter in which there has been no activity on the participant’s behalf under the plan. Participants should retain the statements for income tax purposes.

Participants will also receive our annual reports to shareholders, notices of shareholder meetings, proxy statements, and Internal Revenue Service information for reporting dividends received and commission expenses paid on their behalf.

Share Certificates; Safekeeping

18.	Will the administrator issue certificates for shares of common stock purchased?

Unless requested in writing by a participant, the administrator will not issue certificates for shares of common stock purchased under the plan. The number of shares credited to a participant’s account under the plan will be shown on the participant’s periodic statement of account. This safekeeping feature protects against loss, theft or destruction of stock certificates. The administrator will issue certificates for whole shares withdrawn from the plan, for which a service fee may be assessed. All certificates delivered for safekeeping must be enrolled in the plan, and a fee of $7.50 will be assessed for such service. The administrator will cancel certificates delivered for safekeeping and will issue new certificates in the name of the administrator. Upon withdrawal, the plan administrator will cancel the administrator’s certificates and issue new certificates in the name of the participant.

19.	In whose name will certificates be registered when issued to participants?

Unless the participant directs otherwise, upon withdrawal from the plan, the administrator will issue shares in the name in which the participant maintains the dividend reinvestment account. If a participant requests that a certificate be issued in a different name, the request must bear the participant’s own signature. If the account is registered in multiple names, all signatures must appear on the request. Upon a participant’s death, the administrator will follow the instructions of the decedent’s personal representative upon submission of appropriate proof of authority.

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Withdrawal of Shares in Plan Accounts

20.	How may participants withdraw shares purchased under the plan?

A participant may withdraw all or any portion of the shares credited to his account by completing the transaction request form attached to the bottom of his account statement and specifying the number of shares to be withdrawn. The participant should mail the request for withdrawal to the administrator at the address provided on the account statement. Participants also can withdraw some or all of their shares via the toll free number (800) 278-4353 or by accessing their account online at www.amstock.com. A participant can also choose to sell all or a portion of the shares credited to his account. There is a $15.00 transaction fee and $0.12 commission for each share sold. Sales are usually done on a daily basis. If the sale request is received by 4pm (eastern standard time) via the toll free number or online, or by 12pm (eastern standard time) by direct mail the sale will be done the next business day shares are traded. Any requests received after 4pm (eastern standard time) via the toll free number or online, or after 12pm (eastern standard time) by direct mail will be processed the following business day.

21.	May participants elect to sell withdrawn shares?

Yes. A participant may withdraw shares and arrange for the sale of the shares through a broker of the participant’s choice, or a participant may request that the administrator sell withdrawn shares.

If the administrator receives a request to sell shares credited to a participant’s account less than five (5) business days before a dividend record date, the administrator will not sell such shares until after the participant’s cash dividends for the applicable record date are reinvested and the shares are credited to the participant’s account. Participants should specify the number of shares to be sold in their request for withdrawal.

Except as set forth above, the administrator will arrange for the sale of the shares within ten (10) business days after receipt of the notice, and then deliver a check for the net proceeds of the sale to the participant. The proceeds of the sale will be applied first to pay fees, brokerage commissions, applicable withholding taxes and transfer taxes, if any, incurred in connection with the sale. The administrator assesses fees, which may change from time to time, for the sale of shares held under the plan. All persons in whose names the account appears must sign a request for shares to be sold. A Medallion Signature Guarantee is required for a sale of $10,000 or more. A commercial bank, trust company, securities broker-dealer, credit union, or savings and loan association which is a member of the Medallion Signature Guarantee Program, or other eligible guarantor institution, may guarantee signatures. Verification by a notary public is not sufficient.

Because the administrator will sell shares on behalf of the plan, neither the Corporation nor any participant has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales, which may include a broker affiliated with the administrator. Therefore, you will not be able to precisely time sales made through the plan and you will bear the market risk associated with the fluctuation of the price of our common stock. It is possible that, after you send in your request to sell shares, the market price of our stock could go up or down before the broker actually sells your shares. Participants will not earn interest on the proceeds of any sale transaction.

Termination of Participation in Dividend Reinvestment and Stock Purchase Plan

22.	How does a participant withdraw from the plan?

Participation in the plan is entirely voluntary. Participants may terminate their participation at any time by sending written notice to the administrator. When a participant terminates from the plan, or upon termination of the plan by the Corporation, the administrator will deliver to the participant a certificate for the number of whole shares credited to the participant’s account and a check representing the value of any fractional shares, less the applicable fees for the sale of the fractional shares, based on the then current market value per share. Participants also have the option of selling all full and fractional shares from their account upon withdrawal from the plan. A check for the proceeds of the sale, less applicable fees, will be mailed to the participant at the address of record.

If the request to withdraw from the plan is received more than three (3) business days prior to a dividend record date then that dividend will be paid out in cash. However, if the request is received less than three (3) business days prior to the dividend record date then that dividend will be reinvested. However, all subsequent dividends will be paid out in cash on all balances.

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Federal Income Tax Information

23.	What are the federal income tax consequences of participation in the plan?

This section discusses the federal income tax information connected with the plan, based on current federal tax laws applicable to United States citizens or residents. If federal tax laws change in the future, the following may change and no longer apply. State, local, foreign and other tax provisions vary and are not covered in this summary. In any event, you should consult your tax advisor about your particular transactions, especially if you may be covered by other tax rules.

For federal income tax purposes, a participant in the plan will be treated as having received, on the dividend payment date, the full amount of dividends allocable to the participant, regardless of whether the dividends are actually paid in cash, withheld for the payment of taxes, or invested in additional shares of common stock pursuant to the plan. Additionally, the participant will be deemed to have received taxable income in the amount of commissions and other brokerage expenses paid in purchasing shares on the participant’s behalf. The per share tax basis of shares acquired for a participant under the plan will be the price per share reported on the periodic statement of account supplied to each participant after each applicable investment date, adjusted to include the amount of commissions and other brokerage expenses paid on behalf of the participant, as reported in the Internal Revenue Service information referred to in Question No. 17 above.

When a participant is subject to federal income tax withholding on dividends, and when a foreign participant’s taxable income under the plan is subject to federal income tax withholding, dividends will be reinvested net of the amount of tax withheld under applicable law.

While the matter is not free from doubt, we intend to take the position that the administrative expenses of the plan, which are to be paid by us, are not constructive dividends to plan participants. For tax reporting purposes, each participant will receive from American Stock Transfer & Trust Company, LLC a Form 1099-DIV (mailed on or before January 31 of the following year), which will show the total dividend income to the participant.

We believe that participants will not realize any taxable income upon receipt of certificates for whole shares held in their plan account, either upon the withdrawal of shares from the plan or upon termination of participation in the plan. A participant who sells or exchanges shares previously received from the plan, or who directs the administrator to sell his or her plan shares, may, however, recognize gain or loss. The amount of the gain or loss will be the difference between the amount you receive for your whole or fractional shares and your tax basis in the shares. For tax reporting purposes, each participant who sells or exchanges shares previously received from the plan, or who directs the administrator to sell his or her plan shares will receive from American Stock Transfer & Trust Company, LLC a Form 1099-B (mailed on or before January 31 of the following year), which will show in summary the proceeds of all stock transactions for the participant.

Dividends reinvested under the plan by corporate shareholders may be eligible for the dividends-received deduction.

The above summary may not apply to certain participants in the plan, such as tax-exempt entities, tax-deferred entities (e.g., IRAs) and foreign shareholders. Participants should consult their own tax advisors to determine particular tax consequences, including special tax rates for “qualifying dividends” and state tax consequences, which may result from participation in the plan, and any subsequent disposal of shares acquired pursuant to the plan.

Other Information

24.	What happens if we declare a stock dividend or effect a stock split?

The administrator will add any shares issued in connection with a stock dividend or stock split on common stock held under the plan to the participant’s account. Stock dividends or split shares distributed on shares held directly by a participant will be mailed to the participant in the same manner as to shareholders who do not participate in the plan. Transaction processing may either be curtailed or suspended until the completion of any stock dividend, stock split or corporate action.

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25.	If we have a rights offering, how will a participant’s entitlement be computed?

A rights offering is when a corporation issues rights to its existing shareholders to buy a proportional number of additional shares at a given price. A participant’s entitlement in a rights offering is based upon his or her total holdings, including the shares held in the participant’s plan account, in the same manner as dividends are computed currently. The Corporation will issue rights certificates for the number of whole shares only, and will sell rights based on the fractional shares held in a participant’s account. The administrator will mail the proceeds of the sale of fractional certificates, less commissions and taxes, if any, directly to the participant. Transaction processing may either be curtailed or suspended until the completion of any stock dividend, stock split or corporate action.

26.	How are shares in a participant’s account voted at a meeting of the shareholders?

If, on a record date for a meeting of shareholders, there are shares in a participant’s account, the administrator will send proxy materials for the meeting to the participant. A participant is entitled to vote all shares of common stock credited to his or her account.

27.	What are the responsibilities and liabilities of the Corporation and the administrator?

The Corporation and the administrator shall not be liable for any act taken in good faith or for any good faith omission or failure to act, including, without limitation, any claims of liability:

•	arising out of a failure to terminate a participant’s account upon his or her death; or,

•	with respect to the prices at which shares of the Corporation’s common stock are purchased or sold,

•	the times when or the manner in which purchases or sales are made;

•	the decision whether to purchase shares of common stock on the open market, from the Corporation, or in privately negotiated transactions;

•	fluctuations in the market value of the common stock; and,

•	any matters relating to the operation or management of the plan.

The Corporation cannot assure that participants will make a profit on, or protect participants against a loss from, the common stock purchased by or for participants under the plan.

All transactions in connection with the plan will be governed by the laws of the Commonwealth of Virginia, and are subject to all applicable federal tax or securities laws.

28.	May the plan be amended, modified or discontinued?

Yes. The Board of Directors of the Corporation, at its discretion, may amend, modify, suspend or terminate the plan and will endeavor to notify participants of any amendment, modification, suspension or termination. The Corporation may, for whatever reason, at any time, as it may determine in its sole discretion, terminate a participant’s participation in the plan after mailing a notice of intention to terminate to the participant at the participant’s address as it appears on the plan administrator’s records. In addition, the Corporation and the administrator may each adopt reasonable procedures for the administration of the plan. The Corporation has the sole authority to interpret the plan in the manner that it deems appropriate in its absolute discretion.

29.	Who will bear the costs of the purchases made under the plan?

We will pay all costs of administration of the plan. Participants will incur no brokerage commissions or other fees for purchases of shares under the plan. A participant who requests that the administrator sell shares of common stock held in the plan will pay fees incurred in connection with the sale.

30.	May a participant pledge shares purchased under the plan?

No. A participant who wishes to pledge shares credited to a plan account must request the withdrawal of the shares in accordance with the procedures outlined in response to Question No. 20 above.

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Use of Proceeds

The Corporation does not know the number of shares of common stock that will be purchased from it under the plan or the prices at which such shares will be purchased. To the extent that shares are purchased from the Corporation, and not in the open market or in privately negotiated transactions, the Corporation intends to add proceeds it receives from the sales to its general funds to be used for general corporate purposes, including, without limitation, investments in and advances to the Corporation’s subsidiaries. The amounts and timing of the application of proceeds will depend upon the funding requirements of the Corporation and its subsidiaries and the availability of other funds. Based on anticipated growth of subsidiaries and the financial needs of the Corporation, management anticipates that it, from time to time, will engage in additional financing of a character and in amounts that have yet to be determined.

Experts

The consolidated financial statements incorporated in this prospectus by reference from the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015 and the effectiveness of the Corporation’s internal control over financial reporting have been audited by Yount, Hyde & Barbour, P.C., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Legal Matters

Troutman Sanders LLP, Richmond, Virginia, passed upon the legality of the common stock offered by this prospectus. Based on this opinion, the shares of common stock issued by the Corporation in accordance with the terms of the plan and this prospectus will be validly issued, fully paid, and non-assessable.

Where You Can Find More Information

The Corporation files Annual, Quarterly and Current Reports, proxy statements, and other information with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy this information at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Finally, the Corporation maintains an internet site where you can find additional information. The address of the Corporation’s internet site is www.evb.org. The information on the Corporation’s internet site, and any other internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or other offering materials.

The Commission also maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as the Corporation, that file electronically with the Commission. The address of this site is www.sec.gov.

The Commission allows us to “incorporate by reference” in this prospectus other information. This means we disclose important information to you by referring you to those documents. Specifically, we incorporate the following documents by reference in this prospectus:

•	The Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission (the “Commission”) on March 15, 2016;
•	The Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the Commission on May 10, 2016;
•	The Corporation’s Current Reports on Form 8-K filed with the Commission on March 25, 2016 and May 24, 2016; and
•	The description of the Corporation’s capital stock contained (i) in the Form 8-A12g filed with the Commission on December 29, 1997, (ii) in the Corporation’s Bylaws, as amended, filed as Exhibit 3.2 to the Corporation’s Current Report on Form 8-K filed with the Commission on June 14, 2013, and (iii) in the Corporation’s Amended and Restated Articles of Incorporation, filed as Exhibit 3.1 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 10, 2009, as amended by the Articles of Amendment to the Articles of Incorporation, filed as Exhibit 3.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on January 13, 2009 and the Articles of Amendment to the Articles of Incorporation, filed as Exhibit 3.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on June 14, 2013.

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We also incorporate by reference in this prospectus additional documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, and prior to our filing a post-effective amendment which indicates that all common stock offered under the plan has been sold or which deregisters any common stock remaining unsold. Additional documents that we incorporate by reference into this prospectus are deemed a part of this prospectus from the date of filing the documents.

Documents incorporated by reference are available without charge to each participant in the plan upon oral or written request. In addition, you may obtain all documentation relating to the plan that is required to be delivered to participants pursuant to the rules adopted under the Securities Act of 1933, as amended (the “Securities Act”) from the Corporation. Requests for copies should be addressed to:

Eastern Virginia Bankshares, Inc.

Attention: Cheryl Wood, Corporate Secretary/Director of Investor Relations

330 Hospital Road

P.O. Box 1455

Tappahannock, Virginia 22560-1455
(804) 443-8422

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